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                                                                  Exhibit (a)(4)
                                                                  --------------


                 LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
               TRUST COMPANIES AND OTHER NOMINEES REGARDING THE
                 TENDER FOR EXCHANGE OF SHARES OF COMMON STOCK

                                       of

                               CEC RESOURCES LTD.

               PURSUANT TO THE PROSPECTUS DATED JANUARY   , 2000

                                       of

                           CARBON ENERGY CORPORATION


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON JANUARY   , 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED.
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                                                              January     , 2000

To Brokers, Dealers, Commercial Banks,

          Trust Companies and Other Nominees:


          Carbon Energy Corporation, a Colorado corporation ("Carbon"), is offering to exchange one share of its common stock, no par value, for each share of the outstanding shares of common stock, no par value (the "Shares"), of CEC Resources Ltd., an Alberta corporation, ("CEC"), upon the terms and subject to
the conditions set forth in the Prospectus dated January   , 2000 (the "Offer to
Exchange"), and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") enclosed herewith. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Letter of Transmittal.

          Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

          Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

               1.   The Prospectus dated January  , 2000.

               2. The Letter of Transmittal to tender Shares for your use and for the information of your clients, along with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

               3. A letter to stockholders of CEC from Patrick R. McDonald, President and Chief Executive Officer of CEC, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by CEC and mailed to
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stockholders of CEC, each recommending that CEC's stockholders accept the Offer and tender their Shares.

          4. The Notice of Guaranteed Delivery to be used to tender Shares pursuant to the Offer if none of the procedures for tendering Shares set forth in the Offer to Exchange can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY   , 2000, UNLESS THE
OFFER IS EXTENDED.

                       --------------------------------

     Please note the following:

          1. The Offer is to exchange one share of Carbon common stock for each outstanding share of CEC common stock. The Offer results from the acquisition of Bonneville Fuels Corporation, originally proposed by CEC and completed by Carbon. In order to combine with Bonneville Fuels Corporation, obtain financing for the combination with Bonneville Fuels and avoid adverse income tax consequences to CEC, the following occurred:

 .    CEC entered into an agreement to purchase the shares of Bonneville Fuels
     Corporation from a third party;

 .    CEC assigned the agreement to Carbon on Carbon's agreement to make this
     Offer and comply with other terms of an exchange and financing agreement;

 .    Carbon closed an equity financing for the purpose of purchasing all of the shares of Bonneville Fuels Corporation;

 .    Carbon completed the purchase of shares of Bonneville Fuels Corporation;
     and

 .    Carbon commenced the Offer.

The overall goal of CEC and Carbon is to provide each CEC shareholders with the opportunity to own shares in a company that consists of both Bonneville Fuels Corporation and CEC.

          2.   The Offer is being made for any and all of the outstanding
Shares.

          3. Except as set forth in the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Carbon will not pay any fee or commission to any broker or dealer or to any other person (other than Harris Trust and Savings Bank, as Exchange Agent (the "Exchange Agent") in connection with the solicitation of tenders of Shares for exchange pursuant to the Offer.

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          Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Carbon will accept for exchange all Shares which are validly tendered and not properly withdrawn on or prior to the Expiration Date. In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other required documents should be sent to the Exchange Agent and (ii) certificates representing the tendered Shares (the "Share Certificates") or a timely Book-Entry Confirmation should be delivered to the Exchange Agent in accordance with the instructions set forth in the Offer to Exchange and the Letter of Transmittal.

          Holders of Shares whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer-- Guaranteed Delivery Procedures" in the Offer to Exchange and in the Letter of Transmittal.

          Neither Carbon nor any officer, director, stockholder, agent or other representative of Carbon will pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent as described in the Offer to Exchange) for soliciting tenders of Shares for exchange pursuant to the Offer. Carbon will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Carbon will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 5 to the Letter of Transmittal.

          Any inquiries you may have with respect to the Offer should be addressed to Carbon Energy Corporation, 1700 Lincoln Street, Suite 1150, Denver, Colorado 80290, telephone number (303) 860-1575.

          Requests for copies of the enclosed materials may be directed to the Assistant Secretary at the above address and telephone number.

                                            Very truly yours,




                                            Carbon Energy Corporation

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF CARBON, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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